Middleburg Financial Corporation Announces 2008 Second Quarter Earnings

Contact:	Joseph L. Boling, Chairman & CEO	540-687-6377 or
ceo@middleburgbank.com

Gary R. Shook, President	540-687-4801 or
pres@middleburgbank.com

Kate J. Chappell, SVP & CFO	540-687-4816 or
cfo@middleburgbank.com

MIDDLEBURG, VIRGINIA (August 5, 2008) – Middleburg Financial Corporation (the “Company”), (NASDAQ – MBRG), parent company of Middleburg Bank (the “Bank”), today reported its financial results for the second quarter of 2008.

Second Quarter 2008 Results:

•	Net income of $361,000
•	Diluted earnings per share of $0.08
•	Net interest margin of 4.03%
•	$367,000 loss recognized on impaired investment security
•	Total non-performing loans and loans past due 90+ days decreased to 1.01% of total assets from 1.17% at March 31, 2008
•	Strengthened allowance for loan losses to 1.4% of total loans and mortgages held for sale
•	$64.2 million or 10.8% growth in total deposits
•	Tier I capital of 10.1%, leverage ratio of 8.2%
•	Increased ownership in Southern Trust Mortgage, LLC to 57.1%

As a result of the increased investment in Southern Trust Mortgage Company, LLC, (Southern Trust Mortgage) the Company is a majority owner and is required to consolidate the assets, liabilities, revenues and expenses of Southern Trust Mortgage and reflect the issued and outstanding interest not held by the Company in its financial statements. Prior periods have not been restated to reflect this accounting treatment and therefore are not reflected as part of this earnings release. At June 30, 2008, the Company owned 57.1% of the issued and outstanding membership interest units of Southern Trust Mortgage, through its subsidiary, Middleburg Bank. On May 13, 2008, Middleburg Bank purchased an additional interest in Southern Trust Mortgage. At March 31, 2008, the Company owned 42.3% of the issued and outstanding membership interest units of Southern Trust Mortgage, through its subsidiary, Middleburg Bank.

“While we are certainly disappointed with this quarter’s earnings report, we are confident that our aggressive actions in dealing with our problem credits will allow the Bank and Company to move more quickly toward increased profitability in subsequent quarters,” commented Joseph L. Boling, Chairman and CEO of Middleburg Financial Corporation. He continued, “Our ability to maintain profitability during this period coupled with our strong capital position has allowed the Bank to conclude many of its problem credits in a prudent and expedient manner. Additionally, we feel that with the largest part of the problem credits stemming from one portfolio of loans having been identified along with our strengthened loan loss reserves, the impact of future problem credits during this economic downturn should have less of a negative impact to our net earnings.”

Net Interest Income and Net Interest Margin

Interest income from the investment portfolio increased $145,000 from the three months ended March 31, 2008 to the three months ended June 30, 2008. The average balance of the investment portfolio increased $10.9 million from March 31, 2008.

With reduced loan growth and a decrease in average loan yield of 24 basis points during the three months ended June 30, 2008, interest income from loans decreased $233,000 or 1.9% when comparing the quarter ended June 30, 2008 to the quarter ended March 31, 2008.

The average cost of interest bearing liabilities decreased 38 basis points during the quarter ended June 30, 2008. The average balance of interest bearing liabilities increased $28.4 million during the quarter ended June 30, 2008 with nearly half of that increase realized in interest checking balances.

The net interest margin increased from 3.91% for the quarter ended March 31, 2008 to 4.03% for the quarter ended June 30, 2008. The increase in the net interest margin was mostly attributable to the decreased cost of interest bearing liabilities.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in footnote (1)following the “Key Statistics” table below.

Asset Quality and Provision for Loan Losses

The decline in 2008 net income is primarily a result of the considerably higher provisions made to the Company’s allowance for loan losses. Provisions for loan losses were $2.3 million for the three months ended June 30, 2008, compared to $2.1 million for the quarter ended March 31, 2008. Given the increase in problem loans, continued uncertainty in the economy, and the current nationwide credit crisis, the Company deemed it prudent to strengthen its allowance for loan losses.

Non performing assets decreased from $12.4 million or 1.35% of total assets at March 31, 2008 to $11.8 million or 1.24% of total assets at June 30, 2008. This improvement is a result of management aggressively moving these loans through the collection process including charging off non-real estate secured loans. The majority of past due non-real estate loans have been charged off and 90% of remaining past due loans are secured by consumer real estate. In the fourth quarter of 2007, the Company developed a problem loan committee to monitor past due loans, identify potential problem credits, and develop action plans to work through these loans as promptly as possible. As noted above, in the second quarter of 2008, a large relationship was added to the list of problem loans reviewed by this committee. This loan is well secured and performing, and excluding this credit, the level of total problem loans has remained relatively flat since the third quarter of 2007. Given the current economic environment, it is anticipated there could be an increase in non performing loans, but it is not believed the increase will be as dramatic as that experienced in the first half of 2008.

Loans greater than 90 days past due increased from $1.2 million at March 31, 2008 to $2.7 million at June 30, 2008. The Company realized $1.2 million in net charge-offs for the quarter ended June 30, 2008 versus $1.8 million for the prior quarter. Additional past dues and credit losses are expected due to the current economic forecast, but the increase is not anticipated to be as significant as those experienced in recent quarters.

The following table reflects asset quality and provision for loan loss details for the Bank and Southern Trust Mortgage:

	2008
	June 30,	March 31,
Loans 90+ days past due
Middleburg Bank	$ 1,444	$ -
Southern Trust Mortgage	1,294	1,231

Non accrual loans
Middleburg Bank	$ 3,391	$ 5,125
Southern Trust Mortgage	3,476	4,326

Other Real Estate Owned
Middleburg Bank	$ 3,277	$ 2,427
Southern Trust Mortgage	1,634	439

Allowance for loan losses
Middleburg Bank	$ 7,889	$ 7,206
Southern Trust Mortgage	1,906	1,410

In addition to the above mentioned loans, the Company also holds an impaired security in its investment portfolio. At June 30, 2008, the net book value of the security was $1.4 million. The Company has been writing down the fair value of this security since December 2007. For the quarter ended June 30, 2008, the Company recorded a loss of $367,000 with the adjustment of the investment to its market value. Beginning in June 2008, the interest payments for this investment have been deferred and will be capitalized to the principal balance until March 2009. The Company anticipates additional losses related to the market value of this security.

Non Interest Income

Consolidated non interest income decreased by $531,000 or 11.1% when comparing the quarter ended June 30, 2008 to the quarter ended March 31, 2008.

Trust and investment advisory fees earned by Middleburg Trust Company (MTC) and Middleburg Investment Advisors (MIA) decreased 0.68% or $7,000 when comparing the quarter ended June 30, 2008 to the quarter ended March 31, 2008. Trust and investment advisory fees are based primarily upon the market value of the accounts under administration/management. For the quarter ended June 30, 2008, MTC’s consolidated gross fees had decreased by 1.7% or $9,000 when compared to the quarter ended March 31, 2008. MIA’s consolidated gross fees had increased by 0.41% or $1,900 when comparing the three months ended March 31, 2008 to the three months ended June 30, 2008. Total consolidated assets under administration by MTC and MIA were at $1.1 billion at June 30, 2008 and at March 31, 2008. MTC’s assets under administration were $568.9 million and $596.0 million at June 30, 2008 and March 31, 2008, respectively. MIA’s assets under administration were $481.0 million and $512.0 million at June 30, 2008 and March 31, 2008, respectively.

Service charges on deposits increased 6.8% or $32,000 from the quarter ended March 31, 2008 to the quarter ended June 30, 2008. Commissions on investment sales increased 8.3% or $10,000 from the quarter ended March 31, 2008 to the quarter ended June 30, 2008. The Company currently employs three experienced financial consultants and one apprentice financial consultant.

Equity in earnings from affiliates has been reclassified in 2008 due to the consolidation of Southern Trust Mortgage. The revenues and expenses of Southern Trust Mortgage for the three month periods ended June 30 and March 31, 2008 are reflected in the Company’s financial statements on a consolidated basis, with the outstanding interest not held by the Company reported as “Minority Interest in Consolidated Subsidiary.” Accordingly, fees on mortgages held for sale of $2.3 million, which were generated by Southern Trust

Mortgage during each three month period ended June 30, 2008 and March 31, 2008, are being reported as part of consolidated other income. For the three month periods ended June 30 and March 31, 2008, the $77,000 and $105,000 of Equity Earnings on Unconsolidated Subsidiaries represents Southern Trust Mortgage’s equity earnings from its unconsolidated affiliates.

Southern Trust Mortgage closed $174.9 million in loans for the three months ended June 30, 2008 and $165.7 million in loans for the three months ended March 31, 2008 with 61.2% and 55.3%, respectively, of its production attributable to purchase money financings. Southern Trust Mortgage earnings were negatively impacted by increased provisions made for the allowance for loan losses. Although no additional problem loans have surfaced since September 2007, Southern Trust Mortgage made $1.0 million in provisions for its allowance for loan losses during the three months ended June 30, 2008 and $172,000 in provisions for its allowance for the three months ended March 31, 2008.

Income earned from the Bank’s $11.3 million investment in Bank Owned Life Insurance (BOLI) was $131,000 and $114,000 for the quarters ended June 30, 2008 and March 31, 2008, respectively. The Company purchased $10.8 million in BOLI in 2004 and $485,000 in BOLI in 2007 to help subsidize increasing employee benefit costs and expenses related to the restructure of its supplemental retirement plans.

Other service charges, including fees from loans, mortgages held for sale and other service fees, decreased $93,000 when comparing the three months ended June 30, 2008 to the three months ended March 31, 2008.

Non Interest Expense

Non interest expense decreased $97,000 or 0.93% from the quarter ended March 31, 2008 to the quarter ended June 30, 2008.

Net occupancy expense increased $38,000 or 2.7% when comparing the quarter ended March 31, 2008 to the quarter ended June 30, 2008. The increase results from the Company’s growth as well as maintenance and improvements of the Company’s facilities. During the first half of 2008, the Company relocated its Ashburn Financial Service Center as well as made other renovations within the Company’s existing facilities. In February 2008, the Company’s subsidiary, Middleburg Trust Company, opened an office in Williamsburg, Virginia. As growth efforts continue to progress, the Company anticipates higher levels of occupancy expense to be incurred.

Advertising and marketing expense increased $150,000 when comparing the quarter ended March 31, 2008 to the quarter ended June 30, 2008. With the continued competitive market for deposits, the Company has increased its brand and product marketing.

Other operating expenses decreased $176,000 or 8.9% when comparing the quarter ended March 31, 2008 to the quarter ended June 30, 2008. This decrease is the result of the sequential decline in various other operating expenses.

Total Consolidated Assets

Total assets increased $25.3 million or 2.7% to $948.4 million at June 30, 2008 from $923.1 million at March 31, 2008. The investment portfolio decreased $1.9 million or 1.2% to $155.4 million at June 30, 2008 compared to $157.2 million at March 31, 2008. At June 30, 2008, the tax equivalent yield on the investment portfolio was 5.46%.

Total loans, net of allowance for loan losses, were relatively flat when comparing the quarter ended March 31, 2008 to the quarter ended June 30, 2008. Considering the current interest rate and competitive market environment, the Company has been diligent about maintaining its credit quality and thereby cautious about the growth it has permitted in the loan portfolio.

With Southern Trust Mortgage’s increased production over the first quarter, mortgages held for sale increased 35.6% or $11.1 million. Southern Trust Mortgage has taken advantage of the disruption in the mortgage industry by acquiring new loan producers.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased 10.8% to $660.2 million at June 30, 2008 from $596.0 million at March 31, 2008. Brokered deposits were $68.7 million at June 30, 2008 and $20.7 million at March 31, 2008. Total retail deposits, which exclude brokered deposits, increased 2.9% from $575.6 million at March 31, 2008 to $592.3 million at June 30, 2008. The increase in deposits is primarily due to increases in interest checking.

Short term borrowings, which include overnight advances with the Federal Home Loan Bank of Atlanta, were $43.6 million at June 30, 2008 and $73.7 million at March 31, 2008. With the proceeds from the increased brokered deposits, the outstanding balance of Federal Home Loan Bank overnight advances were paid off at June 30, 2008. There were $42.0 million of Federal Home Loan Bank overnight advances at March 31, 2008. Short-term borrowings also included $36.4 million and $43.6 million due to the consolidation of Southern Trust Mortgage at March 31, 2008 and June 30, 2008, respectively. Southern Trust Mortgage has a line of credit that is primarily used to fund its mortgages held for sale.

Equity

Shareholders’ equity at June 30, 2008 and March 31, 2008 was $73.1 million and $76.9 million, respectively. The book value of the Company at June 30, 2008 was $16.19 per common share. Total common shares outstanding were 4,526,817 at June 30, 2008.

On June 25, 2008, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of July 8, 2008 and paid on July 18, 2008.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with eight financial service centers. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company is headquartered in Richmond, Virginia with a branch office in Middleburg. Middleburg Investment Advisors, Inc. is an SEC registered investment advisor located in Alexandria, Virginia.

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)	For the Three Months Ended		%
	2Q08	1Q08	Change

INTEREST INCOME
Interest and fees on loans	$ 11,926	$ 12,159	-1.91%
Interest on investment securities	1,963	1,818	7.97%
Interest on short term investments	-	-

TOTAL INTEREST INCOME	$ 13,889	$ 13,977	-0.63%

INTEREST EXPENSE
Interest on deposits	$ 3,491	$ 3,946	-11.53%
Interest on borrowings	1,951	2,304	-15.32%

TOTAL INTEREST EXPENSE	$ 5,442	$ 6,250	-12.93%

NET INTEREST INCOME	$ 8,447	$ 7,727	9.32%

PROVISION FOR LOAN LOSSES	2,307	2,064	11.75%

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$ 6,140	$ 5,663	8.43%

NON INTEREST INCOME
Trust and investment advisory fee income	$ 978	$ 984	-0.68%
Service charges on deposits	505	473	6.74%
Gain on the sale of loans	2,321	2,266	2.42%
Net (losses) gains on securities available for sale	(367)	108	-438.67%
Commissions on investment sales	127	117	8.31%
Equity earnings in unconsolidated subsidiaries	77	105	-26.41%
Bank owned life insurance	131	114	14.40%
Other service charges, commissions and fees	490	582	-15.90%
Other operating income	10	51	-80.29%

TOTAL NON INTEREST INCOME	$ 4,271	$ 4,802	-11.06%

NON INTEREST EXPENSE
Salaries and employee benefits	$ 6,467	$ 6,585	-1.79%
Net occupancy expense of premises	1,431	1,393	2.71%
Other taxes	161	160	0.71%
Computer operations	276	267	3.07%
Advertising and marketing	279	129	116.25%
Other operating expenses	1,797	1,974	-8.92%

TOTAL NON INTEREST EXPENSE	$ 10,410	$ 10,507	-0.93%

INCOME BEFORE TAXES	$ 1	$ (43)	-102.76%
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY	292	31	830.60%
Income tax expense	(67)	(164)	-58.92%

NET INCOME	$ 361	$ 153	136.01%

MIDDLEBURG FINANCIAL CORPORATION
BALANCE SHEET
(dollars in thousands)	Unaudited	Unaudited
	6/30/2008	3/31/2008

Assets:
Cash and due from banks	$ 23,564	$ 23,962
Interest-bearing balances in banks	2,417	642
Federal funds sold	11,500	2,500
Securities at fair value	155,350	157,221
Loans, net of allowance for loan losses	650,723	650,593
Mortgages held for resale	42,112	31,061
Bank premises and equipment, net	22,270	21,647
Other assets	40,457	35,480

Total assets	$ 948,393	$ 923,106

Liabilities and Shareholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$ 117,304	$ 124,062
Savings and interest-bearing demand deposits	293,293	261,518
Time deposits	249,631	210,447
Total deposits	$ 660,228	$ 596,027

Federal funds purchased	-	-
Securities sold under agreements to repurchase	51,044	53,097
Short term borrowings	43,610	73,726
Long-term debt	104,000	104,000
Trust preferred capital notes	5,155	5,155
Other liabilities	8,477	10,046
Total liabilities	$ 872,515	$ 842,051

Minority interest in consolidated subsidiary	2,794	4,123

Shareholders' Equity:
Common stock, par value $2.50 per share	11,317	11,317
Capital surplus	23,847	23,836
Retained earnings	42,376	42,876
Accumulated other comprehensive income (loss), net	(4,455)	(1,097)
Total shareholders' equity	$ 73,085	$ 76,931

Total liabilities and shareholders' equity	$ 948,394	$ 923,106

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS	For the Three Months Ended
	2Q08	1Q08

Net Income (dollars in thousands)	$ 361	$ 153
Earnings per share, basic	$ 0.08	$ 0.03
Earnings per share, diluted	$ 0.08	$ 0.03

Return on average total assets	0.23%	0.53%
Return on average total equity	2.81%	5.86%
Dividend payout ratio	237.50%	633.33%
Fee revenue as a percent of total revenue	35.45%	37.79%

Net interest margin(1)	4.03%	3.91%
Yield on average earning assets	6.55%	6.98%
Yield on average interest-bearing liabilities	2.99%	3.73%
Net interest spread	3.56%	3.25%

Non-interest income to average assets	1.99%	2.09%
Non-interest expense to average assets	4.46%	4.75%

Efficiency ratio(2)	78.15%	82.58%

(1)

The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. For the quarters ended June 30, 2008 and March 31, 2008 net interest income on a tax equivalent basis was $8.7 million and $8.0 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(2)

The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended June 30, 2008 and March 31, 2008, tax equivalent net interest income was $8.7 million and $8.0 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended June 30, 2008 and March 31, 2008, was $4.6 million and $4.7 million, respectively. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
	2Q08	1Q08
BALANCE SHEET RATIOS
Loans to deposits	100.04%	110.61%
Average interest-earning assets to
average-interest bearing liabilities	118.78%	121.52%
PER SHARE DATA
Dividends	$ 0.19	$ 0.19
Book value	$ 16.14	$ 17.04
Tangible book value	$ 14.61	$ 15.57
SHARE PRICE DATA
Closing price	$ 19.21	$ 24.17
Diluted earnings multiple(1)	1.20	1.43
Book value multiple(2)	1.19	1.42

COMMON STOCK DATA
Outstanding shares at end of period	4,526,817	4,526,817
Weighted average shares outstanding	4,526,817	4,526,383
Weighted average shares outstanding, diluted	4,561,879	4,558,907
CAPITAL RATIOS
Total equity to total assets	7.71%	8.33%
Total risk based capital ratio	11.32%	11.45%
Tier 1 risk based capital ratio	10.08%	10.29%
Leverage ratio	8.17%	8.82%
CREDIT QUALITY
Net charge-offs to average loans	0.18%	0.27%
Total non-performing loans to total loans	1.04%	1.45%
Total non-performing assets to total assets	1.24%	1.35%
Non-accrual loans to:
total loans	1.04%	1.45%
total assets	0.72%	1.03%
Allowance for loan losses to:
total loans	1.48%	1.32%
non-performing loans	142.01%	90.85%
non-accrual loans	142.01%	90.85%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$ 2,738	$ 1,231
Non-accrual loans	6,867	9,551
Other real estate owned	4,910	2,874
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$ 1,240	$ 1,786
(Recoveries)	(8)	(7)
Net charge-offs (recoveries)	1,232	1,779
PROVISION FOR LOAN LOSSES (dollars in thousands)	$ 2,307	$ 2,064
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$ 8,677	$ 7,093
STM allowance at beginning of period	-	1,299
Provision	2,307	2,064
Net charge-offs (recoveries)	1,232	1,779
Balance at the end of period	9,752	8,677

(1)

The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)

The book value multiple ( or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended June 30,
		2008			2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 115,102	$ 1,394	4.87%	$ 87,917	$ 1,122	5.12%
Tax-exempt (1) (2)	47,639	761	6.42%	41,385	725	7.03%
Total securities	$ 162,741	$ 2,155	5.33%	$ 129,302	$ 1,847	5.73%
Loans
Taxable	$ 699,584	$ 11,926	6.86%	$ 606,661	$ 10,590	7.00%
Tax-exempt (1)	10	-	0.00%	56	2	14.32%
Total loans	$ 699,594	$ 11,926	6.86%	$ 606,717	$ 10,592	7.00%
Federal funds sold	4,842	22	1.83%	3,737	48	5.15%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	1,551	45	11.67%	906	12	5.31%
Total earning assets	$ 868,728	$ 14,148	6.55%	$ 740,662	$ 12,499	6.77%
Less: allowances for credit losses	(8,687)			(5,866)
Total nonearning assets	79,368			69,582
Total assets	$ 939,409			$ 804,378

Liabilities:
Interest-bearing deposits:
Checking	$ 182,350	$ 841	1.85%	$ 148,602	$ 869	2.35%
Regular savings	56,662	253	1.80%	52,503	249	1.90%
Money market savings	38,927	110	1.14%	54,559	147	1.08%
Time deposits:
$100,000 and over	129,629	1,286	3.99%	116,406	1,424	4.91%
Under $100,000	96,184	1,001	4.19%	76,734	816	4.27%
Total interest-bearing deposits	$ 503,752	$ 3,491	2.79%	$ 448,804	$ 3,505	3.13%

Short-term borrowings	63,437	439	2.78%	71,424	1,029	5.78%
Securities sold under agreements
to repurchase	54,603	262	1.93%	40,062	442	4.43%
Long-term debt	109,155	1,246	4.59%	40,155	492	4.91%
Federal funds purchased	408	4	3.94%	515	7	5.45%
Total interest-bearing liabilities	$ 731,355	$ 5,442	2.99%	$ 600,960	$ 5,475	3.65%
Non-interest bearing liabilities
Demand deposits	117,896			117,810
Other liabilities	8,711			5,600
Total liabilities	$ 857,962			$ 724,370
Non-controlling interest	3,483			-
Shareholders' equity	77,964			80,008
Total liabilities and shareholders'
equity	$ 939,409			$ 804,378

Net interest income		$ 8,706			$ 7,024

Interest rate spread			3.56%			3.11%
Interest expense as a percent of
average earning assets			2.52%			2.96%
Net interest margin			4.03%			3.80%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 366 day year.

	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended March 31,
		2008			2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 98,025	$ 1,242	5.10%	$ 93,377	$ 1,223	5.31%
Tax-exempt (1) (2)	42,818	723	6.79%	41,182	737	7.26%
Total securities	$ 140,843	$ 1,965	5.61%	$ 134,559	$ 1,960	5.91%
Loans
Taxable	$ 666,854	$ 12,158	7.33%	$ 573,281	$ 9,983	7.06%
Tax-exempt (1)	12	-	0.00%	20	-	0.00%
Total loans	$ 666,866	$ 12,158	7.33%	$ 573,301	$ 9,983	7.06%
Federal funds sold	7,854	65	3.33%	4,351	54	5.03%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	3,948	34	3.46%	568	6	4.28%
Total earning assets	$ 819,511	$ 14,222	6.98%	$ 712,779	$ 12,003	6.83%
Less: allowances for credit losses	(8,487)			(5,608)
Total nonearning assets	69,044			68,787
Total assets	$ 880,068			$ 775,958

Liabilities:
Interest-bearing deposits:
Checking	$ 154,814	$ 854	2.22%	$ 146,104	$ 918	2.55%
Regular savings	54,305	289	2.14%	51,020	231	1.84%
Money market savings	41,683	113	1.09%	60,101	162	1.09%
Time deposits:
$100,000 and over	137,087	1,573	4.62%	128,192	1,582	5.00%
Under $100,000	91,690	1,117	4.90%	62,846	624	4.03%
Total interest-bearing deposits	$ 479,579	$ 3,946	3.31%	$ 448,263	$ 3,517	3.18%

Federal Home Loan Bank Advances	41,657	784	7.57%	36,417	426	4.74%
Securities sold under agreements
to repurchase	54,399	385	2.85%	45,596	506	4.50%
Long-term debt	98,078	1,130	4.63%	41,766	487	4.73%
Federal Funds Purchased	679	4	2.37%	519	8	6.25%
Total interest-bearing liabilities	$ 674,392	$ 6,249	3.73%	$ 572,561	$ 4,944	3.50%
Non-interest bearing liabilities
Demand Deposits	113,880			117,498
Other liabilities	8,495			6,920
Total liabilities	$ 796,767			$ 696,979
Minority interest	4,103			-
Shareholders' equity	79,198			78,978
Total liabilities and shareholders'
equity	$ 880,068			$ 775,957

Net interest income		$ 7,973			$ 7,059

Interest rate spread			3.25%			3.33%
Interest expense as a percent of
average earning assets			3.07%			2.81%
Net interest margin			3.91%			4.02%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 366 day year.

MIDDLEBURG FINANCIAL CORPORATION
RECONCILIATION OF NET INTEREST INCOME TO
TAX EQUIVALENT NET INTEREST INCOME

FOR THE FISCAL YEAR-TO-DATE PERIOD ENDED
(dollars in thousands)	6/30/2008	3/31/2008
GAAP measures:
Interest Income - Loans	$ 24,085	$ 12,159
Interest Income - Investments & Other	3,781	1,818
Interest Expense - Deposits	7,437	3,946
Interest Expense - Other Borrowings	4,255	2,304
Total Net Interest Income	$ 16,174	$ 7,727
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ -	$ -
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	504	246
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 504	$ 246

Total Tax Equivalent Net Interest Income	$ 16,678	$ 7,973

FOR THE THREE MONTH PERIOD ENDED
(dollars in thousands)	6/30/2008	3/31/2008
GAAP measures:
Interest Income - Loans	$ 11,926	$ 12,159
Interest Income - Investments & Other	1,963	1,818
Less: Interest Expense - Deposits	3,491	3,946
Less: Interest Expense - Other Borrowings	1,951	2,304
Total Net Interest Income	$ 8,447	$ 7,727
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ -	$ -
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	259	246
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 259	$ 246

Total Tax Equivalent Net Interest Income	$ 8,706	$ 7,973